Pipeline Data Increases Operating Cash Flow by Approximately $350,000 Annually

Thursday October 28, 10:20 am ET

     BRAINTREE, Mass.--(BUSINESS WIRE)--Oct. 28, 2004--Pipeline Data Inc. (OTCBB:PPDA - News) announced today that it has successfully deployed approximately $600,000 in funds received under the convertible note financing from The Laurus Master Fund in order to acquire several merchant credit card portfolios. As previously announced on September 13th 2004, Pipeline received $3 million from The Laurus Master Fund for such purposes. The acquisitions represent approximately $350,000 in annual operating cash flow to the company, and will begin to be reflected in fourth quarter 2004 financial results.

     Pipeline's CEO, MacAllister Smith stated "I am pleased with the pace of our recent portfolio acquisitions. We will continue to aggressively seek similar opportunities to deploy capital efficiently. Portfolio acquisition is just one of Pipeline Data's four principal business strategies. The other three strategies employed to drive merchant account growth are utilization of bank referral partners, growth of Independent Sales Organizations "ISOs" and implementation of wireless / Internet payment solutions."


About Pipeline Data Inc.:


     Pipeline Data Inc. provides integrated transaction processing services for all major credit cards. The Company offers card processing services in three key areas: wireless mobile payment, e-commerce solutions and retail merchant payment. Pipeline Data currently serves over 10,000 merchant customers. To learn more about Pipeline Data, please visit our website at: www.pipelinedata.com .


Safe Harbor Statement:


     The information provided for in this Press Release contains forward-looking statements that involve risks and uncertainties more fully set forth in the Company's filing. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements relating to uncertainties that could affect performance and results of the Company in the future and, accordingly, such performance and results may materially differ from those expressed or implied in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to those relating to the Company's growth strategy, customer concentration, outstanding indebtedness, seasonality, expansion and other activities of competitors, changes in federal or state laws and the administration of such laws, protection of the securities markets and other risks detailed in the Company's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Statements made in this Press Release that are not historical facts are forward-looking statements that are subject to the "safe harbor" created by the Private Securities Litigation Reform Act of 1995. The Company's actual results could differ significantly from those discussed and/or implied herein.



Contact:
     Pipeline Data Inc.
     Lane Gordon, 800-932-5708 x228
     Lane.Gordon@pipelinedata.com
     www.pipelinedata.com